UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 17, 2026

HUDSON ACQUISITION I CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-41532	86-2712843
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

31 Hudson Yards, Suite 1051, New York, NY 10001
(Address of principal executive offices)

Registrant’s telephone number, including area code: (917) 345-0953

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Common Stock and one Right	HUDA U	The Nasdaq Stock Market LLC

Shares of Common Stock, par value $0.0001 per share	HUDA	The Nasdaq Stock Market LLC

Rights, each to receive one-fifth (1/5) of a share of the common stock	HUDA R	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 17, 2026, the Company filed a certificate of amendment (the “Certificate of Amendment”) to the Company’s Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) with the Secretary of State of the State of Delaware. The Certificate of Amendment amends the Certificate of Incorporation to give the Company the option to extend the date by which the Company must effect a Business Combination beyond July 18, 2026, up to nine (9) times for an additional (1) month each time to April 18, 2027, and will no longer require monthly deposits into the Trust Account.

The foregoing description is subject to, and qualified in its entirety by reference to, the full text of the Certificate of Amendment, a copy of which is attached as Exhibit 3.1 hereto and is incorporated by reference herein.

Item 5.07 Submission of Matters to a Vote of Security Holders

On July 17, 2026, the Company held the Special Meeting. On June 26, 2026, the record date for the Special Meeting, there were 2,119,596 shares of common stock outstanding and entitled to be voted at the Special Meeting, approximately 97.70% of which were represented in person or by proxy at the Special Meeting.

The final results for each of the matters submitted to a vote of the Company’s stockholders at the Special Meeting are as follows:

Proposal 1. The Extension Amendment Proposal

The stockholders approved the proposal to amend the Company’s Fourth Amended and Restated Certificate of Incorporation to extend the date by which the Company must effect a Business Combination beyond July 18, 2026 up to nine (9) times for an additional (1) month each time to April 18, 2027, which shall no longer require monthly deposits into the Trust Account.

FOR	AGAINST	ABSTAIN
2,070,575	2	0

Proposal 2. The Adjournment Proposal

The stockholders approved the proposal to adjourn the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the Special Meeting, there are not sufficient votes to approve one or more proposals presented to stockholders for vote.

FOR	AGAINST	ABSTAIN
2,070,575	2	0

Item 8.01 Other Events.

In connection with the votes to approve the proposals above, the holders of 8,568 shares of common stock of the Company properly exercised their right to redeem their shares for cash at a redemption price of approximately $11.01 per share, for an aggregate redemption amount of approximately $94,400, leaving approximately $320,000 in the Trust Account as of the filing of this report.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits:

Exhibit	Description
3.1	Certificate of Amendment to The Amended and Restated Certificate of Incorporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

July 21, 2026	HUDSON ACQUISITION I CORP.

	By:	/s/ Warren Wang
	Name:	Warren Wang
	Title:	Chief Executive Officer